AMANA MUTUAL FUNDS TRUST

NOTICE OF

SPECIAL MEETING OF SHAREOWNERS

TO BE HELD JULY 17, 2001

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NOTICE is hereby given that a Special Meeting of the shareowners of the Income Fund and the Growth Fund of Amana Mutual Funds Trust will be held in Herndon, Virginia, at the offices of Sterling Management Group, Inc., 555 Grove Street, Herndon, Virginia, on Tuesday, July 17, 2001, at 5 p.m. Eastern Time. The purpose of the Special Meeting is to consider and act upon the following proposals, and to transact such other business as may properly come before the Special Meeting or any adjournments thereof.

1. To elect a Board of Trustees.

  To approve the adoption of a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act.

3. To modify the by-laws of the Trust.

You are entitled to vote at the Special Meeting and any adjournment thereof if you owned shares of the Income Fund or the Growth Fund at the close of business on June 11, 2001. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope. A shareowner may revoke a proxy by written notice to the Trust before the meeting, by a subsequent valid proxy or by oral request at the meeting before the vote.

By order of the Board of Trustees,

Brian D. Ingram

Secretary

Bellingham, Washington

June 18, 2001

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWN

Please indicate your voting instructions on the enclosed proxy card, sign, and date the card, and return it in the envelope provided. IF YOU SIGN, DATE AND RETURN THE PROXY CARD BUT GIVE NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE. To avoid the additional expense of further solicitation, we ask your cooperation in mailing your proxy card promptly. Shares that are registered in your name may be voted by faxing your completed proxy card(s) to 360/734-0755.

INSTRUCTIONS FOR EXECUTING PROXY CARD

The following general rules for executing proxy cards may be of assistance to you and help avoid the time and expense involved in validating your vote if you fail to execute your proxy card properly.

1. Individual Accounts: Your name should be signed exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3. All other accounts should show the capacity of the individual signing. This can be shown either in the form of the account registration itself or by the individual executing the proxy card.

Unless proxy card(s) submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy card, they will not be voted.

AMANA MUTUAL FUNDS TRUST

1300 N. State Street, Bellingham, WA 98225

(888) 73-AMANA

PROXY STATEMENT FOR

SPECIAL MEETING OF SHAREOWNERS JULY 17, 2001

______________________

This Proxy Statement is furnished in connection with a solicitation of proxies made by, and on behalf of, the Board of Trustees of Amana Mutual Funds Trust (the "Trust") to be used at the Special Meeting of the shareowners of the Income Fund and Growth Fund of the Trust will be held on Tuesday, July 17, 2001, at 5 PM at 555 Grove Street, Herndon, Virginia. This Proxy Statement will first be mailed to shareowners on or about June 18, 2001.

VOTING INFORMATION

The Trust currently has two investment portfolios, the Income Fund and the Growth Fund, each of which has issued only one class of shares of beneficial interest ("shares"). The holders of shares whose names appear of record on the books of a Fund at the close of business on June 11, 2001, are entitled at the meeting to a vote for each full share or fraction thereof. As of June 1, 2001, there were 1,247,898.657 shares outstanding of the Income Fund and 2,095,904.269 shares outstanding of the Growth Fund..

One-half of each Fund’s shares outstanding on June 11, 2001, represented in person or by proxy, will constitute a quorum and must be present for the transaction of business at the meeting. If a quorum is not present at the meeting or a quorum is present but sufficient votes to approve one or more of the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR any proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST a proposal against such adjournment. A shareowner vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against any adjournment or proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against any proposal where the required vote is a percentage of the shares present or outstanding. Abstentions and broker non-votes will not be counted, however, as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal.

With respect to fund shares held in Saturna Capital individual retirement accounts (including Traditional, Rollover, SEP, SARSEP, Roth and SIMPLE IRAs), the IRA Custodian will vote those shares for which it has received instructions from shareowners only in accordance with such instructions. If Saturna Capital IRA shareowners do not vote their shares, the IRA Custodian will vote their shares for them, in the same proportion as other Saturna Capital IRA shareowners have voted, but only to the extent necessary to reach quorum at the meeting.

The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions as indicated on the proxy card, if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you sign, date and return the proxy card, but give no voting instructions, your shares will be voted in favor of approval of each of the proposals, and the duly appointed proxies may, in their discretion, vote upon such other matters as may come before the meeting. The proxy card may be revoked by giving another proxy or by letter or telegram revoking the initial proxy. To be effective, revocation must be received by the Trust prior to the meeting and must indicate your name and account number. If you attend the meeting in person you may, if you wish, vote by ballot at the meeting, thereby canceling any proxy previously given. In addition to solicitation by mail, proxies may be solicited personally or by telephone. No solicitations will be made by specifically engaged employees of the Trust or other paid solicitors.

To reduce costs, the notices to a shareowner having more than one account in each Portfolio listed under the same Social Security number at a single address have been combined. The proxy cards have been coded so that a shareowner’s votes will be counted for each such account.

Vote Required. Approval of each proposal requires the affirmative vote of two-thirds of the votes present at the meeting, provided a quorum is present. Each outstanding full share of each Portfolio is entitled to one vote, and each outstanding fractional share thereof is entitled to a proportionate fractional share of one vote. If any proposal is not approved by the requisite vote of shareowners of a Fund, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies.

For a free copy of the Trust’s annual report for the fiscal year ended May 31, 2000 and the semiannual report for the fiscal period ended November 30, 2000 call 1-888-72-AMANA or write to Saturna Capital Corporation at PO Box N, Bellingham WA 98227.

PROPOSAL 1: NOMINEES FOR ELECTION AS TRUSTEES

The following are nominees for election as Trustees. The term of office of each Trustee is until the next annual meeting of shareowners or until the election and qualification of his successor.

Each of the nominees for Trustee has consented to be named herein and to serve if elected. Should any nominee become unable or unwilling to accept nomination or election, the persons acting under the proxy will vote for the election in the nominee's stead of such other person as the Board of Trustees may recommend. The Trustees have determined that the Board of Trustees should be expanded from five to six members and have fixed the number of Trustees at six. Four Trustees, who have served for more than ten years, are standing for re-election and two new

Independent Trustees have been nominated.

Name, Address, and Age*	Positions Held with the Trust 3/	Principal Occupations During Past Five Years and Other Directorships
Jamal M. Barzinji, Ph.D. 2/ Age 61	Trustee since 1984	Chairman of Mar-Jac Poultry, Inc, Gainesville GA, since 1991; Director of Safa Trust, Inc., Herndon VA, since 1991.
Nicholas F. Kaiser, M.B.A., C.F.A. 1/ Age 55	Trustee since 1984

President of Saturna Capital Corporation; Adviser to the Trust, since 1989; President of Investors National Corporation; Distributor for the Trust, since 1990; President and Trustee, Saturna Investment Trust, since 1990.

M. Yaqub Mirza, Ph.D. 2/ Age 54	Trustee since 1984	President of Sterling Management Group, Inc., Herndon VA, since 1997; Chairman of Jugos Concentrados SA, Santiago CHILE, since 1990; Director of Lynux Works, San Jose, CA, since 1992.
Talat Othman Age 65	NEW

Chairman & CEO, Grove Financial, Inc. Long Grove IL, since 1995; Trustee and Chairman of Investment Committee, Illinois State Universities Retirement System; Vice Chairman, ALSAC St. Jude Childrens Research Hospital.

Samir I. Salah, M.S., P.A Age 62	NEW	President, Piedmont Management Services, Inc. Herndon VA, since 1995; President of Executive Committee, Dar Al-Hijrah Islamic Center, Falls Church, VA.
Iqbal Unus, Ph.D. 2/ Age 57	Trustee since 1989	Director of The International Islamic Forum For Science, Technology & Human Resources Development, Herndon VA, since 1996.

1/   Mr. Kaiser is an "interested person" as defined in the Investment Company Act of 1940. See "Additional Information Concerning the Investment Adviser."

2/   Member of the Audit Committee.

3/   Each Trustee oversees or will oversee the two portfolios of the Trust: the Income Fund and the Growth Fund. In addition, Mr. Kaiser oversees five portfolios of Saturna Investment Trust.

* Each Trustee has designated the Trust’s address as his contact address: 1300 N. State Street. Bellingham, WA 98225.
Trustee	Number of Shares Beneficially Owned Directly or Indirectly as of June 1, 2001		Dollar Range of Equity Securities Owned		Aggregate Dollar Range of Securities in Funds Overseen
	Income	Growth	Income	Growth
Jamal M. Barzinji	42,816	22,023	Over $100,000	Over $100,000	Over $100,000
Nicholas F. Kaiser	12,706	1,306	Over $100,000	$10,000-$25,000	Over $100,000
M. Yaqub Mirza	10,638	25,998	Over $100,000	Over $100,000	Over $100,000
Talat Othman	0	0	0	0	0
Samir I. Salah	0	75	0	Under $1000	Under $1000
Iqbal Unus	2,839	7,814	$50,001-$100,000	$50,001-$100,000	Over $100,000

If elected, the Trustees will hold office without limit in time except that (a) any Trustee may resign; (b) any Trustee may be removed by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal; (c) any Trustee who requests to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees; (d) Trustees reaching age 68 retire by board policy; and (e) a Trustee may be removed at any Special Meeting of shareowners by a two-thirds vote of the outstanding voting securities of the trust. In case a vacancy shall for any reason exist, the remaining Trustees will fill such vacancy by appointing another Trustee, so long as, immediately after such appointment, at least two-thirds of the Trustees have been elected by shareowners.

The only principal officer of the Trust not listed in the table is Brian D. Ingram, Secretary, age 23. Assuming the above Trustees are elected by the shareowners, they expect to elect Mr. Nicholas Kaiser as president of the Trust and Brian D. Ingram as Secretary. The term of office of each of these officers is until the next annual meeting of shareowners and until the election and qualification of his or her successor. The Trust has no employees. Mr. Kaiser holds the same positions with Saturna Investment Trust, which is also advised by Saturna Capital.

Shares of each Portfolio owned beneficially by each nominee for election as Trustee are set out in the preceding table. All officers and Trustees, as a group, as of June 1, 2001, owned beneficially 68,999 shares of the Income Fund, representing 5.53% of the outstanding shares and 57,388 shares of the Growth Fund, representing 2.72% of the outstanding shares.

During the fiscal year ended May 31, 2001, the Board of Trustees held four regularly scheduled meetings and one special meeting. All trustees proposed for re-election to the Board attended all meetings. The Board has no formal committees other than the Audit Committee. It is expected that the Trustees will meet at least four times a year at regularly scheduled meetings. The Trustees have established certain Governance Policies and Procedures to enhance the independence and effectiveness of the Independent Trustees and to assist them in furthering their roles as watchdogs of the interests of the shareowners.

The Board has a standing audit committee, which consists, and after the election of the above named nominees is expected to continue to consist, of Jamal M. Barzinji, M. Yaqub Mirza, and Iqbal Unus, each of whom is an Independent Trustee. The purpose of the audit committee is to meet with the independent accountants and officers of the Trust to review accounting principles used by the Trust, the adequacy of internal controls, the responsibilities and fees of the independent accountants, and other matters. The Board has adopted a written charter of the audit committee. During the fiscal year ended May 31, 2001, the audit committee held one meeting.

The Trust’s principal public independent accountant is Tait, Weller and Baker. A representative from Tait, Weller and Baker is not expected to be present at the meeting, however, a representative is expected to be available to respond to appropriate questions.

In September 2000, the Trust adopted a privacy policy pursuant to Regulation S-P of Section 504 of the Gramm-Leach-Bliley Act. The privacy policy has been published to shareowners in the November 30, 2000 semiannual report, is included in each year’s prospectus, and appears on our website (www.amanafunds.com).

THE BOARD UNANIMOUSLY RECOMMENDS THAT

SHAREOWNERS VOTE "FOR" PROPOSAL 1

ADDITIONAL INFORMATION CONCERNING TRUSTEES AND OFFICERS

The Trust does not compensate its interested or independent Trustees for their services as Trustees. However, the Trust reimburses its Trustees and Officers for travel expenses incurred in attending Board meetings. Nicholas F. Kaiser, Trustee and President who is an "interested person" of the Trust, receives compensation as an officer of Saturna Capital or its affiliated companies, but does not receive any director’s fees or other compensation from the Trust for his services as Trustee.

The overall direction and supervision of the Trust is the responsibility of the Board, which has the primary duty of ensuring that the Trust’s general investment policies and programs are adhered to and that the Trust is properly administered. The officers of the Trust are responsible for the day-to-day administration of the Trust. Saturna Capital, as investment adviser for the Trust, is primarily responsible for providing each portfolio of the Trust with various administrative services and supervising the daily business affairs of each series.

5% BENEFICIAL OWNERS

As of June 1, 2001, no shareowner owned more than 5% of the outstanding shares of the Income Fund. The only account owning 5% or more of the Growth Fund is shown below:

Beneficial Owner of 5% or More of Growth Fund	Amount and Nature of Ownership	Percentage

NFSC Omnibus Account for the Exclusive Benefit of our Customers	Dealer	11.25%

PROPOSAL 2: TO APPROVE THE ADOPTION OF A PLAN OF DISTRIBUTION PURSUANT TO

RULE 12b-1 UNDER THE 1940 ACT

The Board of Trustees has approved, and recommends that shareowners of the Trust approve a Distribution and Service Plan (the Plan) for Amana Income Fund and Amana Growth Fund. A copy of the Plan is attached to this Proxy Statement as Exhibit A.

The Plan. The Plan was approved by the Board as provided for by Rule 12b-1 (the Rule) promulgated by the SEC under the 1940 Act. The Rule provides that, an investment company (e.g., a mutual fund) acting as a distributor of its shares must do so pursuant to a written Plan "describing all material aspects of the proposed financing of distribution." Under the Rule, an investment company is deemed to be acting as a distributor of its shares if it engages "directly or indirectly in financing any activity which is primarily intended to result in the sale of shares issued by such company, including, but not necessarily limited to, advertising, compensation of underwriters, dealers, and sales personnel, the printing and mailing of prospectuses to other than current shareowners, and the printing and mailing of sales literature."

Since the Trust’s inception, distribution expenses of the Trust have been paid by Saturna Capital Corporation. The Trust has entered into a distribution agreement ("Distribution Agreement") with Investors National Corporation ("Distributor"), a broker-dealer registered under the Securities Exchange Act of 1934, pursuant to which the Distributor will act as principal underwriter of shares of the funds of the Trust for sale to the public. Since the Trust’s inception, the Distributor has provided distribution and shareowner services for the funds of the Trust without compensation. The Distributor is a member of the National Association of Securities Dealers and a wholly-owned subsidiary of Saturna Capital Corporation. All employees of the Distributor are also employees of Saturna Capital Corporation.

One purpose of the Plan is to avoid legal uncertainties which may arise from the ambiguity of the phrase "primarily intended to result in the sale of shares'' and from the term "indirectly'' as used in the Rule. Another purpose of the Plan is to describe the services that the Distributor provides to the funds of the Trust. The SEC has neither approved nor disapproved the Plan.

The Plan contemplates that the funds of the Trust shall reimburse the Distributor, monthly at a rate of up to 0.25% of 1%, on an annualized basis, of the average daily value of the net assets of each fund of the Trust for distribution expenditures incurred by the Distributor to finance the distribution of the shares of each fund and to furnish services to shareowners. Such expenditures shall include without limitation:

compensation to the Distributor or such other underwriters, dealers, brokers, banks and other selling or servicing entities and sales, marketing and servicing personnel of any of them which have entered into agreements with the Distributor for the marketing and sale of Shares or the provision of shareowner services; payments for producing, printing and disseminating sales materials, prospectuses, statements of additional information and reports to other than existing shareowners; the Distributor’s expenses, including overhead, telephone and other communication expenses; costs of transmitting communications to shareowners, costs of answering shareowner inquiries; expenses incurred in processing shareowner transactions; payments for providing such other information and services as shareowners reasonably may request; and payments for such other similar services that the Board determines are reasonably calculated to result in sales of Shares.

THE PLAN AUTHORIZES PAYMENTS BY THE FUNDS IN ADDITION TO THOSE THAT ARE TO BE MADE TO SATURNA CAPITAL UNDER ITS MANAGEMENT CONTRACT. Although the Plan contemplates that the Distributor may engage in various distribution activities, it does not require the Distributor to perform any specific type of distribution activity or to incur any specific level of expense for such activities.

The Plan contains a number of provisions relating to reporting obligations and to its amendment and termination as required by the Rule. If approved by the shareowners of each fund of the Trust, the Plan will continue in effect as long as its continuance is specifically approved at least annually by a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons'' of the Trust within the meaning of Section 2(a)(19) of the 1940 Act, and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the non-interested Trustees), cast in person at a meeting called for the purpose of voting on the Plan. The Plan may be amended at any time by the Trustees, except that it may not be amended to increase materially the amount spent by a fund under the Plan unless such amendment is approved by the vote of a majority of the outstanding shares of the fund. All material amendments to the Plan must be approved by a majority of the non-interested Trustees. The Plan may be terminated, with respect to a fund, at any time by the vote of a majority of the non-interested Trustees or by the vote of a majority of the outstanding shares of the fund. The Plan requires that the Trust’s Principal Financial Officer or Treasurer, or such other person authorized to direct the disposition of monies paid or payable by the Trust, provide to the Trustees, and that the Trustees review, at least quarterly, a written report of the amounts expended with respect to each fund, during the quarter under the Plan, and the purposes for which such expenditures were made. As required by the Rule, while the Plan is in effect, the selection and nomination of the Trustees who are not "interested persons" shall be committed to the discretion of the non-interested Trustees then in office.

Based on the fiscal year ending May 31, 2000, the table below sets out the fees paid by each of the funds of the Trust and the fees that will be paid if the Plan of Distribution is approved.

ANNUAL FUND OPERATING EXPENSES
	CURRENT		NEW
	Growth	Income	Growth	Income
Management Fees	0.95%	0.95%	0.95%	0.95%
Distribution (12b-1) Fees	None	None	0.25%	0.25%
Other Expenses	0.50%	0.60%	0.50%	0.60%
Total	1.45%	1.55%	1.70%	1.80%

Trustee Consideration. In determining to recommend the adoption of the Plan, the Board considered a variety of factors and was advised by counsel who are not counsel to Saturna Capital Corporation or the Distributor. The Trustees believe that the fees paid by the funds to Saturna Capital Corporation under the Management Contracts are fair and reasonable, that the services provided thereunder are necessary and appropriate for each fund and its shareowners, and that the funds do not indirectly finance the distribution of its shares in contravention of the Rule. Nonetheless, the Trustees concluded that adoption of the Plan would provide greater resources for fund distribution activities and avoid legal uncertainties. The Trustees believe that the adoption of the Plan is advisable to minimize such legal uncertainties and to provide other benefits to the funds and their shareowners.

The Trustees noted that any amendment of the fund's Management Contract with Saturna Capital Corporation to increase the amount paid by the fund thereunder would require approval of both the Trustees and each fund's shareowners. The Trustees also considered the factors suggested in the SEC Releases including: the need for independent counsel or experts to assist the Trustees in reaching a determination; the nature and causes of the problems and circumstances which made consideration of a Plan appropriate; the way in which a Plan would resolve or alleviate the problems, including the nature and approximate amount of the expenditures contemplated by the Plan; the merits of possible alternatives to the Plan; the interrelationship between the Plan and the activities of Saturna Capital in financing the distribution of fund shares; the possible benefits of the Plan to Saturna Capital Corporation and its affiliates relative to those expected to accrue to the funds; and consequently the effects of the Plan on existing shareowners.

The reduction in legal uncertainties arising from the potentially subjective and ambiguous language that appears in the Rule and in the SEC Releases enables the Trustees, in connection with their review of the fund's Management Contract with Saturna Capital Corporation, to consider the full range of services provided by Saturna Capital Corporation and the Distributor, including services which may be related to the distribution of fund shares. In addition, the Board of Trustees considered alternatives to the Plan, including the limited resources now available for distribution and shareowner servicing expenses, various changes in the management fee structure for the funds that would probably result in higher annual operating expenses, and the implementation of a sales load via the creation of additional series of each fund of the Trust. The Trustees believe it is appropriate to ensure that Saturna Capital Corporation and the Distributor have the flexibility to direct their distribution activities in a manner consistent with prevailing market conditions by using, subject to approval of the Trustees, a portion of fund assets to make payments to the Distributor or third parties for marketing and distribution services. To the extent that Saturna Capital Corporation and the Distributor have greater flexibility and resources under the Plan, additional sales of fund shares may result. The Trustees believe that this has the potential to benefit the funds by reducing the possibility that a fund would experience net redemptions, which might require the liquidation of portfolio securities in amounts and at times that could be disadvantageous for investment purposes. Of course, there can be no assurance that these events will occur.

The Board of Trustees recognized that a greater level of fund assets benefits Saturna Capital Corporation by increasing its management fee revenues. The Board noted the high quality of investment management services, administration, and investor services that have been provided by Saturna Capital Corporation over the years. The Board believes that revenues received by Saturna Capital Corporation contribute to its continuing ability to attract and retain a high caliber of investment and service personnel and to develop and implement new services and information to shareowners. The Board considers this ability to be an important benefit to the funds and their shareowners.

Conclusion. For the reasons stated above, the members of the Board of Trustees concluded in the exercise of their business judgment and in light of their fiduciary duties under state law and the 1940 Act that there is a reasonable likelihood that the Plan will benefit the funds and their shareowners. The Trustees recommend that shareowners of each fund vote FOR approval of the Plan. With respect to a fund, if the Plan is not approved, the Board and Saturna Capital Corporation will consider alternative means of obtaining the services that are to be provided under the Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

SHAREOWNERS VOTE "FOR" PROPOSAL 2

PROPOSAL 3: TO APPROVE AN AMENDMENT TO THE BY-LAWS

The Trustees of the Amana Mutual Funds Trust recommend that Section 4.09 of the By-laws be amended by the shareowners of Amana Mutual Funds Trust as follows:

Section 4.09 Removal

(a) Any Trustee may be removed at any special meeting of Shareowners by the affirmative vote of two-thirds of the Shareowners of record present in person or by proxy….

(b) [No change]

(c) [No change]

(d) Any Trustee or Trustees may be removed for cause at any meeting of the Trustees by the affirmative vote of two-thirds of the Trustees other than the Trustee or Trustees being considered for removal. For purposes of this Section 4.09(d), "cause" shall include matters which would require disclosure under Item 401(f) of Regulation S-K, as such Item may be amended from time to time, promulgated by the Securities and Exchange Commission.

The purpose of the proposed amendment is to make it clear that any Trustee or Trustees may be removed for "cause." The term cause is expressly defined to include matters which would require disclosure of Item 401(f) of Securities and Exchange Commission Regulation S-K. Regulation S-K requires disclosure of certain events, including: bankruptcy proceedings; criminal convictions (excluding traffic violations and other minor offenses); court injunctions for violations of securities, commodity, banking, insurance or certain other laws; federal or state agency suspensions or bars from engaging in the securities, commodity, banking, insurance or certain other businesses; or court decisions finding that a person violated securities or commodity laws. Although the By-laws permit the Trustees to adopt this amendment, in view of its significance, the Trustees agreed that it would be appropriate to submit the proposed amendment to shareowners for approval.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

SHAREOWNERS VOTE "FOR" PROPOSAL 3

ADDITIONAL INFORMATION CONCERNING THE INVESTMENT ADVISER

Saturna Capital Corporation (the "Adviser"), with offices at 1300 N. State Street, Bellingham, WA 98225, furnishes continuous investment advisory and management services to each Portfolio of the Trust. The Adviser, a Washington State corporation formed in July 1989, is controlled by Mr. Nicholas Kaiser who owns 80% of its outstanding voting shares, with the balance owned by his wife, Mrs. Markell F. Kaiser, and their children. The directors and principal executive officers of the Adviser are Mr. Nicholas Kaiser, President, Mr. Phelps McIlvaine, Vice President and Mrs. Markell F. Kaiser, Treasurer. The Adviser also serves as investment adviser to individuals and corporations, including other mutual funds.

Under separate Investment Advisory and Administrative Services Agreements for each of the two Portfolios of the Trust ("Advisory Agreements"), the Adviser is responsible for supervising the investment management of each Portfolio. In addition, the Advisory Agreements provide that the Adviser will furnish each Portfolio of the Trust with office space, office facilities and equipment, related utilities, telephone service, stationery and supplies, typesetting, personnel (including executive officers) and clerical and bookkeeping services as are required. The Advisory Agreements also provide that the Adviser is to act as Fund accountant and administrator. These expenses include the cost of telephone calls, printing and mailing prospectuses and other explanatory literature to potential investors, expenses of advertising, sales meetings and seminars, public relations, etc. The Trust is obligated to bear its own taxes, brokerage commissions, Trustees' fees, legal and accounting fees, insurance premiums, custodian, transfer agent, registrar and dividend disbursing agent fees, expenses incurred in complying with state and federal laws regulating the issue and sale of its shares, association membership and meeting attendance expenses, and mailing and printing costs for notices, prospectuses and reports to current shareowners. Under the Advisory Agreement between the Income Fund and the Adviser, the annual fee is 0.95% of that Portfolio’s average daily net assets. Under the Advisory Agreement between the Growth Fund and the Adviser, the annual fee is also 0.95% of that Portfolio’s average daily net assets. With the approval of the Trustees, the Adviser has retained the Fiqh Council of North America as its Shari'ah consultant, and the Islamic Society of North America as its Islamic member services consultant.

VOTING OF PROXIES

Unless otherwise directed by the shareowner giving the proxy, the persons acting under the accompanying proxy will vote the shares represented thereby (a) for the election of the six persons named under the caption "Election of Trustees" as nominees for Trustees of the Trust, (b) for adoption of the Plan of Distribution under Rule 12b-1 of the 1940 Act, (c) for amendment to the Trust’s By-laws, and (d) in their discretion with respect to the transaction of such other business as may properly come before the meeting or any adjournment thereof. The Board of Trustees does not know of any other matter or business that may be brought before the meeting.

The phrase "vote of a majority of the outstanding units" means the vote at any meeting of shareowners of (i) two-thirds or more of the shares present or represented by proxy at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) more than 50% of the outstanding shares, whichever is less.

MISCELLANEOUS

Available Information

The Trust is subject to the information requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith files reports, proxy material and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy material and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, the Midwest Regional office of the SEC, Northwest Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60611, and the Pacific Regional Office of the SEC, 5670 Wilshire Blvd., Los Angeles CA 90036-3648. Copies of such material can also be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20459 at prescribed rates.

Annual Report to Shareowners

The 2000 Annual Report, containing a Statement of Assets and Liabilities at May 31, 2000, and a Statement of Operations for the fiscal year on that date, together with information respecting the operations of the Fund, was previously mailed to all shareowners.

Shareowner Proposals

The Trust does not hold annual shareowner meetings. Shareowners wishing to submit proposals for consideration for inclusion in a proxy statement for a subsequent shareowner meeting should send their written proposals to Amana Mutual Funds Trust, 1300 N. State Street, Bellingham, WA 98225, so that they will be received at a reasonable time prior to any such meeting.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited on behalf of the Trustees. A shareowner may revoke a proxy by written notice to the Trust before the meeting, by a subsequent valid proxy or by oral request at the meeting before the vote. The Trust will bear the cost of solicitation.